UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2006
R.H. DONNELLEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-59287 (Commission File Number)	36-2467635 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)	27513 (Zip Code)
Registrant’s telephone number,
including area code: (919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     R.H. Donnelley Corporation (“RHD Corp.”) and R.H. Donnelley Inc., a wholly owned subsidiary of RHD Corp. (the “Company”), entered into the First Amendment, dated as of April 24, 2006 (the “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of December 13, 2005 (as amended, the “Credit Agreement”), among RHD Corp., the Company, the several banks and other financial institutions or entities from time to time parties thereto, Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto.
     Among other things, the Amendment has the effect of reducing the applicable interest rates on (i) the revolving portion of the Credit Agreement (the “Revolver”) and (ii) the outstanding term loans, other than the tranche D-1 term loans, by refinancing the outstanding tranche A-2 term loans, tranche A-3 term loans and tranche D term loans with new tranche A-4 term loans and tranche D-2 term loans. After giving effect to the Amendment, the interest rates applicable to the loans are, at the option of the Company, the Eurodollar rate or base rate plus the following applicable margins:

			Initial Amount of
	Eurodollar Loans	Base Rate Loans	Facility/Commitment
Revolver	1.25%	0.25%	$175.0 million

Tranche A-4 Term Loans	1.25%	0.25%	$323.4 million

Tranche D-1 Term Loans	1.50%	0.50%	$350.0 million

Tranche D-2 Term Loans	1.50%	0.50%	$1,422.0 million
     After giving effect to the Amendment, the Credit Agreement continues to contain usual and customary affirmative and negative covenants that, among other things, restrict (i) the incurrence of additional indebtedness, including capital leases and liens; (ii) the payment of dividends and repurchases of capital stock; (iii) mergers, consolidations, acquisitions, asset dispositions and sale-leaseback transactions; (iv) capital expenditures; and (v) transactions with affiliates. After giving effect to the Amendment, the Credit Agreement continues to contain the following financial covenants: (i) maximum consolidated leverage; (ii) minimum interest coverage; and (iii) maximum senior secured leverage (each as defined in the Credit Agreement). The loans under the Credit Agreement are subject to acceleration upon the occurrence of customary events of default.
     The term loans continue to require quarterly principal payments. Interest is generally payable on the loans quarterly in arrears or the last day of the applicable interest period, as applicable. The Revolver and the tranche A-4 term loans mature in December 2009 and the tranche D-1 term loans and the tranche D-2 term loans mature in June 2011.
     In connection with the Amendment, RHD Corp., the Company and its subsidiaries reaffirmed pursuant to the Reaffirmation, dated as of April 24, 2006 (the “Reaffirmation”), their obligations under the Second Amended and Restated Guarantee and Collateral Agreement, dated as of December 13, 2005, in favor of Administrative Agent.
     The foregoing descriptions of the Amendment and the Reaffirmation are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference thereto.
     Certain of the lenders and agents and their affiliates have engaged in transactions with and performed commercial and investment banking, financial advisory and/or lending services for the Company and its affiliates from time to time for which they have received customary compensation, and may do so in the future.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	First Amendment, dated as of April 24, 2006, to the Second Amended and Restated Credit Agreement, dated as of December 13, 2005, among R.H. Donnelley Corporation, R.H. Donnelley Inc., the several banks and other financial institutions or entities from time to time parties thereto, Deutsche Bank Trust Company Americas, as administrative agent, and the other agents parties thereto (incorporated by reference to Exhibit 10.1 to R.H. Donnelley Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2006, Commission File No. 001-07155).

10.2	Reaffirmation, dated as of April 24, 2006, among R.H. Donnelley Corporation, R.H. Donnelley Inc. and its subsidiaries and Deutsche Bank Trust Company Americas, as administrative agent (incorporated by reference to Exhibit 10.2 to R.H. Donnelley Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2006, Commission File No. 001-07155).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY INC.

By:	/s/ Robert J. Bush

Name: Robert J. Bush
Title: Vice President, General Counsel and
Corporate Secretary
Date: April 28, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	First Amendment, dated as of April 24, 2006, to the Second Amended and Restated Credit Agreement, dated as of December 13, 2005, among R.H. Donnelley Corporation, R.H. Donnelley Inc., the several banks and other financial institutions or entities from time to time parties thereto, Deutsche Bank Trust Company Americas, as administrative agent, and the other agents parties thereto (incorporated by reference to Exhibit 10.1 to R.H. Donnelley Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2006, Commission File No. 001-07155).

10.2	Reaffirmation, dated as of April 24, 2006, among R.H. Donnelley Corporation, R.H. Donnelley Inc. and its subsidiaries and Deutsche Bank Trust Company Americas, as administrative agent (incorporated by reference to Exhibit 10.2 to R.H. Donnelley Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2006, Commission File No. 001-07155).